UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 2)
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Filed by a Party other than the Registrant  ☐
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☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☒    Definitive Additional Materials
☐    Soliciting Material under §240.14a-12

BENSON HILL, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

On June 14, 2024, Benson Hill, Inc. (the “Company”) filed with the Securities and Exchange Commission a definitive proxy statement on Schedule 14A (as amended or supplemented to date, the “Proxy Statement”) relating to the Company’s Annual Meeting of Stockholders to be held on July 18, 2024, at 9:00 a.m., Central Time. Capitalized terms used herein and not otherwise defined have the meanings given them in the Proxy Statement.

This supplement to the Proxy Statement (this “Supplement”) is being filed solely to correct a typographical error in, and to replace in its entirety, Annex A to the Proxy Statement, which included the form of the proposed amendment to our Certificate of Incorporation described in Proposal No. 3 in the Proxy Statement, the Reverse Stock Split Proposal. The typographical error related to the number of shares of our Common Stock that are authorized for issuance under our Certificate of Incorporation, which is 440,000,000, not 400,000,000, as was inadvertently indicated in the prior version of Annex A. To correct this error, Annex A is revised and replaced in its entirety by this Supplement. As described in the Proxy Statement, the reverse stock split will not change the number of authorized shares of our Common Stock, the terms of our Common Stock or the relative voting power of our stockholders.

Important Information

This Supplement should be read in conjunction with the Proxy Statement. Except as described in this Supplement, this Supplement does not modify, amend, change, update or otherwise affect the Proxy Statement.

If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or review your prior vote on any proposal, please refer to the Proxy Statement for instructions on how to do so.

ANNEX A

CERTIFICATE OF AMENDMENT TO THE
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF BENSON HILL, INC.

Pursuant to Section 242
of the General Corporation Law of the State of Delaware

Benson Hill, Inc. (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

FIRST: This Certificate of Amendment (this “Certificate of Amendment”) amends the provisions of the Corporation’s Second Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on September 29, 2021 (the “Charter”).

SECOND: The Board of Directors of the Corporation has duly adopted resolutions approving and declaring the following amendment to the Charter to be advisable and in the best interests of the Corporation and its stockholders.

THIRD: Section 1 of Article IV of the Charter is hereby amended to read in its entirety as follows:

“Section 1. Authorized Shares. This Corporation is authorized to issue 440,000,000 shares of Common Stock, par value $0.0001 per share (the “Common Stock”), and (ii) 1,000,000 shares of Preferred Stock, par value $0.0001 per share (the “Preferred Stock”).

Upon the filing and effectiveness (the “Effective Time”), pursuant to the DGCL, of this Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of the Corporation, every ten (10) to fifty (50) shares of Common Stock, with the exact number to be determined by the Board of Directors and publicly announced by the Corporation prior to the Effective Time, issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holder thereof, be reclassified and combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, subject to the treatment of fractional share interests as described below.

No fractional shares shall be issued at the Effective Time. In lieu thereof, stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest or deduction) from the Corporation’s transfer agent in lieu of such fractional share interests in an amount equal to the product obtained by multiplying (a) the closing price per share of the Common Stock as reported on the New York Stock Exchange as of the date of the Effective Time, by (b) the fraction of one share owned by the stockholder.”

FOURTH: [1This Certificate of Amendment shall become effective as [●], 2024 at [●] [a.m./p.m.].
1 To be included only if the amendment will not be effective immediately upon filing with the Delaware Secretary of State.

FIFTH:] This Certificate of Amendment has been duly adopted by the Board of Directors of the Corporation and approved by the Corporation’s stockholders in accordance with Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name as of the [●] day of [●], 2024.

BENSON HILL, INC.

By:
Name:
Title: